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                                                                    EXHIBIT 23.1


                          Independent Auditors' Consent


The Board of Directors
KVH Industries, Inc.:

We consent to the use of our report dated January 31, 2003 with respect to the consolidated balance sheets of KVH Industries, Inc. and Subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002, incorporated herein by reference.




                                                        /s/ KPMG LLP


Providence, Rhode Island
January 30, 2004